UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

As previously disclosed in Sanchez Energy Corporation’s (the “Company”) Form 8-K filed on December 23, 2011, in connection with the completion of its initial public offering (the “IPO”), the Company entered into a Contribution, Conveyance and Assumption Agreement with Sanchez Energy Partners, I (“SEP I”) dated December 19, 2011 (the “Contribution Agreement”), pursuant to which SEP I contributed 100% of its limited liability company interests in SEP Holdings III, LLC to the Company in exchange for a cash payment of $50 million and the issuance by the Company of 21,340,909 shares of its common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the terms of the Contribution Agreement, at the closing of the IPO, the Company withheld 750,000 shares from the total number of shares issuable to SEP I. The Contribution Agreement also provided that, to the extent that the underwriters in the IPO did not exercise their over-allotment option to purchase additional shares of Common Stock (the “Option”), the Company would issue one-half of the remainder of the shares of Common Stock subject to the Option (or up to 750,000 additional shares of Common Stock), if any, to SEP I.

On January 12, 2012, the Option expired unexercised and, pursuant to the terms of the Contribution Agreement as described above, the Company issued to SEP I 750,000 shares of Common Stock. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by Section 4(2) thereof. The offering and sale of the Common Stock was made only to SEP I, which is an accredited investor, without advertising or general solicitation and the transfer of the shares of Common Stock was restricted by the Company in accordance with the requirements of the Securities Act. As a result of this transaction, SEP I currently holds a total of 22,090,909 shares of Common Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory   Arrangements of Certain Officers

(e) The Board of Directors (the “Board”) of the Company made the following grants of restricted Common Stock to its executive officers and directors pursuant to the Sanchez Energy Corporation 2011 Long Term Incentive Compensation Plan (the “Plan”): (1) Antonio R. Sanchez, III, the Company’s President, Chief Executive Officer and Chairman of the Board, 250,000 shares; (2) Michael G. Long, the Company’s Senior Vice President and Chief Financial Officer, 60,000 shares; and (3) Gilbert A. Garcia, director, 8,600 shares.

Mr. Sanchez’s grant of restricted Common Stock was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Company’s registration statement on Form S-8 (File No. 333-178920) (the “Form S-8”) and is incorporated herein by reference, and will vest pro-rata over a two-year period. Notwithstanding the foregoing, upon the occurrence of the following events, the shares of restricted Common Stock will vest automatically: Change of Control (as defined in the Plan), a Qualifying Termination (generally, a termination by the Company other than due to Mr. Sanchez’s commission of, conviction for, plea of guilty or nolo contendere to a felony, or other material act or omission involving dishonesty or fraud or gross negligence or willful malfeasance), Constructive Termination (generally, the assignment of a duty or duties to Mr. Sanchez by the Board that either are not commensurate with the position of Chief Executive Officer, the Board’s material reduction in Mr. Sanchez’s duties or any reduction in Mr. Sanchez’s title or position as Chief Executive Officer) or Mr. Sanchez’s death or Disability (as defined in the Plan).

Mr. Long’s grant of restricted Common Stock was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Form S-8 and is incorporated herein by reference, and will vest pro-rata over a three year period. Notwithstanding the foregoing, upon the occurrence of a Change of Control, the shares of restricted Common Stock will vest automatically. In addition, in the event of Mr. Long’s death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted Common Stock.

Mr. Garcia’s grant of restricted Common Stock was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Form S-8 and is incorporated herein by reference, and will vest on the one year anniversary of the grant date of his award. Notwithstanding the foregoing, upon the occurrence of a Change of Control, the shares of restricted Common Stock will vest automatically. In addition, in the event of Mr. Garcia’s death, the Committee may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted Common Stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Form of Restricted Stock Agreement for employees (previously filed as Exhibit 10.1 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference)

10.2	Form of Restricted Stock Agreement for non-employee directors (previously filed as Exhibit 10.2 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference)

10.3	Form of Restricted Stock Agreement for Antonio R. Sanchez, III (previously filed as Exhibit 10.3 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: January 13, 2012	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Form of Restricted Stock Agreement for employees (previously filed as Exhibit 10.1 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference)

10.2	Form of Restricted Stock Agreement for non-employee directors (previously filed as Exhibit 10.2 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference)

10.3	Form of Restricted Stock Agreement for Antonio R. Sanchez, III (previously filed as Exhibit 10.3 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference)